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                                                                     EXHIBIT 3.1


                             CERTIFICATE OF MERGER

                                       OF

                    NEW CROSSINGS INTERNATIONAL CORPORATION,
                             a Nevada Corporation,

                                 WITH AND INTO

                       ALTERNATIVE LIVING SERVICES, INC.,
                            a Delaware Corporation,

                           (UNDER SECTION 252 OF THE
                           GENERAL CORPORATION LAW OF
                             THE STATE OF DELAWARE)


                 The undersigned William F. Lasky, being the President of Alternative Living Services, Inc., a Delaware corporation, DOES HEREBY CERTIFY as follows:

                 1. The constituent corporations in the merger (the "Merger") are New Crossings International Corporation, a Nevada corporation, and Alternative Living Services, Inc., a Delaware corporation.

                 2. An Agreement and Plan of Merger dated as of May 22, 1996 (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
Section 252(c) of the General Corporation Law of Delaware and with Section 92A.190 of the Nevada General Corporation Law.

                 3. The name of the surviving corporation is Alternative Living Services, Inc., a Delaware corporation.

                 4. The Restated Certificate of Incorporation of Alternative Living Services, Inc. shall be the Restated Certificate of Incorporation of the surviving corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable law.

                 5. The executed Merger Agreement is on file at the principal place of business of the surviving corporation at 450 N. Sunnyslope Road, Suite 300, Brookfield, Wisconsin 53005.





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                 6.       A copy of the Merger Agreement will be furnished by
the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

                 7. The authorized capital stock of New Crossings International Corporation is 45,000,000 shares, consisting of 40,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share.

                 IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed as of this 24th day of May, 1996.


                                     ALTERNATIVE LIVING SERVICES, INC.,
                                     a Delaware corporation



                                     By:/s/ William F. Lasky
                                        --------------------------------
                                             William F. Lasky, President










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